Exhibit (a)(67)

ING EQUITY TRUST

CERTIFICATE OF AMENDMENT OF DECLARATION OF TRUST AND REDESIGNATION OF SERIES

Effective: __January 26, 2009________________

The undersigned, being a majority of the Trustees of ING Equity Trust, a Massachusetts business trust (the “Trust”), acting pursuant to Article VIII, Section 8.3, of the Trust’s Amended and Restated Declaration of Trust, dated February 25, 2003, as amended (the “Declaration of Trust”), hereby amend the Declaration of Trust to redesignate one of the existing series of the Trust as follows:

The “ING LargeCap Growth Fund” is redesignated the “ING Growth Opportunities Fund.”

IN WITNESS WHEREOF, the undersigned have this day signed this Certificate of

Amendment of Declaration of Trust and Redesignation of Series.

/s/Colleen D. Baldwin__________________ Colleen D. Baldwin, as Trustee	/s/J. Michael Earley________________ J. Michael Earley, as Trustee
/s/John V. Boyer_______________________ John V. Boyer, as Trustee	/s/Patrick W. Kenny____________________ Patrick W. Kenny, as Trustee
/s/Patricia W. Chadwick______________ Patricia W. Chadwick, as Trustee	/s/Shaun P. Mathews___________ Shaun P. Mathews, as Trustee
/s/Robert W. Crispin__________________ Robert W. Crispin, as Trustee	/s/Sheryl K. Pressler___________ Sheryl K. Pressler, as Trustee
/s/Peter S. Drotch_____________________ Peter S. Drotch, as Trustee	/s/Roger B. Vincent___________________ Roger B. Vincent, as Trustee